Exhibit T3A-12

Business Entity - Filing Acknowledgement 04/28/2022 Work Order Item Number: W2022042702079-2086628 Filing Number: 20222283899 Filing Type: Articles of Organization Filing Date/Time: 4/27/2022 2:35:00 PM Filing Page(s): 2 Indexed Entity Information: Entity ID: E22839002022-6 Entity Name: CSAC Acquisition Connecticut LLC Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATE CREATIONS NETWORK INC. 8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number E22839002022-6 Filing Number 20222283899 Filed On 4/27/2022 2:35:00 PM Number of Pages 2

Business Entity - Filing Acknowledgement 04/28/2022 Work Order Item Number: W2022042702079-2086629 Filing Number: 20222283917 Filing Type: Initial List Filing Date/Time: 4/27/2022 2:35:00 PM Filing Page(s): 2 Indexed Entity Information: Entity ID: E22839002022-6 Entity Name: CSAC Acquisition Connecticut LLC Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATE CREATIONS NETWORK INC. 8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, BARBARA K. CEGAVSKE Secretary of State Page 1 of 1 Commercial Recording Division 202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number E22839002022-6 Filing Number 20222283917 Filed On 4/27/2022 2:35:00 PM Number of Pages 2

DOMESTIC LIMITED-LIABILITY COMPANY (86) CHARTER I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that CSAC Acquisition Connecticut LLC did, on 04/27/2022, file in this office the original ARTICLES OF ORGANIZATION that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada. Certificate Number: B202204282621376 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/28/2022. Secretary of State BARBARA K. CEGAVSKE

NEVADA STATE BUSINESS LICENSE CSAC Acquisition Connecticut LLC Nevada Business Identification # NV20222438300 Expiration Date: 04/30/2023 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. Certificate Number: B202204282621394 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/28/2022. BARBARA K. CEGAVSKE Secretary of State